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                                                                  EXHIBIT 10.31






                            STOCK PURCHASE AGREEMENT


                                     AMONG

                        TMC HOLDING CORPORATION (BUYER)


                                      AND

                       BROADWAY & SEYMOUR, INC. (SELLER)





                                 MARCH 5, 1999
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                            STOCK PURCHASE AGREEMENT

           THIS STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of March 5, 1999 (the "Effective Date"), is by and between Broadway & Seymour, Inc., a Delaware corporation (the "Seller"); and TMC Holding Corporation, a Maryland corporation (the "Buyer").

                              BACKGROUND STATEMENT

           The Seller owns all of the outstanding capital stock (the "Shares") of The Minicomputer Company of Maryland, Inc., a North Carolina company (the "Company"). The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, the Shares in return for cash and a note (the "Transaction"). Based upon and subject to the representations and warranties made by each of the Buyer and the Seller to the other in this Agreement, and in those agreements attached hereto and referenced herein, and subject to the respective conditions set forth in this Agreement, the parties have agreed to consummate the Transaction on the terms contained herein.

                             STATEMENT OF AGREEMENT

           In consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I
                             PURCHASE OF THE SHARES

           1.1 PURCHASE AND SALE. On and subject to the terms and conditions of this Agreement and for the consideration specified below, the Buyer agrees to purchase from the Seller, and the Seller agrees to sell to the Buyer, the Shares, representing in the aggregate all of the outstanding capital stock of the Company.

          1.2 PURCHASE PRICE. The Buyer agrees to pay the Seller $350,000 (the "Purchase Price") for the Shares. The Buyer will pay Seller $80,000 of the Purchase Price by wire transfer or delivery of immediately available funds on the Closing Date (the "Closing Payment"). The Buyer will give Seller a Promissory Note, in the form attached hereto as EXHIBIT 1.2, for $270,000 (the balance of the Purchase Price) payable at an annual rate of interest of ten (10%) in accordance with the payment schedule attached to and made part of the Promissory Note.
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                                   ARTICLE II
                                  THE CLOSING

           2.1 CLOSING DATE. Subject to fulfillment of the conditions herein, on March 5, 1999, or an earlier date acceptable to Buyer and Seller (the "Closing Date"), the closing of the Transaction (the "Closing") shall take place at the offices of the Seller in Charlotte, North Carolina, commencing at 10:00 a.m. on the Closing Date.

           2.2 DELIVERIES BY SELLER AT CLOSING. At the Closing the Seller will deliver the following items to Buyer (except as otherwise set forth below):

         a) the prepayments received by the Company for services to be performed and products to be delivered by the Company after the Closing Date as calculated pursuant to SECTION 2.4 below in cash (the "Prepayments");

         b) a stock certificate representing all of the Shares (to be delivered to the escrow agent as provided in the Stock Pledge Agreement to be executed by the parties as set forth in SECTION 2.3(C));

         c)   an executed Termination and Release Agreement in the form of
              EXHIBIT 2.3(C) by which Seller agrees to pay Johnson $50,000 eight (8) days following the Closing Date (the "Release Payment").

           2.3 DELIVERIES BY BUYER AT CLOSING. At the Closing the Buyer will deliver the following items:

         a) the Closing Payment by wire transfer or by delivery in immediately available funds; provided, however, that the Buyer may elect to offset the Closing Payment against the Prepayments upon notice to the Seller prior to the Closing Date;

         b) a promissory note for the amount of $270,000 in the form attached hereto as EXHIBIT 1.2;

         c) a stock pledge agreement, in the form attached hereto as EXHIBIT 2.3(C) (the "Stock Pledge Agreement"), granting a security interest in the Shares, and pledging the Shares to, Seller to secure the amount of the Purchase Price not paid at Closing;

         d) an executed Termination and Release and Settlement Agreement, in the form attached hereto as EXHIBIT 2.3(D), duly executed by Johnson releasing the Seller from any and all claims under the Employment Agreement, dated June 9, 1995, as amended, between Seller and Johnson, in consideration of the Release Payment;



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         e)   the Cooperation and Non-Compete Agreement, in the form attached hereto as EXHIBIT 2.3(E), duly executed by Buyer and the following individuals: Johnson, Bob Moore, Mike Stone, Marlene Abramson and Kelly Long;

         f) an assignment assigning the lease by and between Seller/Company and Hill Management Services, Inc. (the "Landlord"), dated February 5, 1994, as amended, for the premises occupied by the Company (the "Lease") to the Company, which assignment (the "Assignment") shall have been executed by the Landlord and pursuant to which the Landlord shall have released the Seller from liability thereunder.

         g) the various certificates, instruments, agreements and other documents required from the Buyer hereunder.

           2.4 PREPAYMENTS. The Prepayments will be calculated as follows: the sum of (i) five-sixths (5/6) of the maintenance revenues for calendar year 1999 payable on an annual basis collected as of the February 28, 1999, (ii) one third (1/3) of the maintenance revenues for calendar year 1999 payable on a quarterly basis collected as of February 28, 1999; and (iii) one third (1/3) of the maintenance fees for the Universe Database Software payable for the year running from July 1, 1998 to June 30, 1999 collected as of February 28, 1999. A calculation of the Prepayments based on the preliminary February 28, 1999, balance sheet for the Company is attached hereto as EXHIBIT 2.4. The Prepayments paid on the Closing Date will be the amount set forth in EXHIBIT 2.4; provided, however, that the amount of the Prepayments will be adjusted within thirty (30) days of the Closing Date, as necessary, based on the final February 28, 1999 balance sheet for the Company and the amount of any adjustment will be returned to Seller by Buyer or paid by Seller to Buyer as appropriate within such time.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER

           The Seller represents and warrants to the Buyer that the statements contained in this ARTICLE III are correct as of the date of this Agreement (except as expressly set forth below), and they will take no action to render them incorrect as of the Closing Date.

           3.1 THE SHARES. The Seller holds of record and owns beneficially the Shares, which Shares shall be, within thirty (30) days following the Closing Date, free and clear of any restrictions on transfer (other than any restrictions under federal and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

           3.2 ORGANIZATION AND STANDING OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of North Carolina.



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           3.3    CAPITAL STOCK OF THE COMPANY. As of the date hereof, 100
shares of capital stock of the Company are outstanding. All outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding and fully paid and nonassessable. There are no outstanding, and at Closing there will be no outstanding, warrants, options, agreements, convertible or exchangeable securities or other commitments pursuant to which the Company is or may become obligated to issue, sell, purchase or redeem any shares of capital stock or other securities of the Company, and there are not any equity securities of the Company reserved for issuance for any purpose.

           3.4    TAXES AND TAX RETURNS.

           (a) All tax returns that are required to be filed (taking into account all extensions) on or before the Closing Date for the Company relating to the income of the Company and those which include or should include the Company (whether on a separate, consolidated, combined or any other basis) have been or will be filed with the appropriate federal or state authorities on or before the Closing Date, and all taxes shown to be due and payable on such tax returns have been or will be paid in full on or before the Closing Date;

           (b) To the knowledge of the Seller, all tax returns referred to in Section 3.4(a) above and the information and data contained therein fairly present or will fairly present, in all material respects, the information purported to be shown therein, and reflect or will reflect all liabilities for taxes for the periods covered by such tax returns; and

           (c) To the knowledge of the Seller, none of such tax returns are now under audit or examination by any governmental authority, and there are no agreements, waivers or other arrangements providing for an extension of time with respect of the assessment or collection of any tax or deficiency of any nature against the Company or with respect to any such tax return, and no proceedings or claims now pending or threatened against the Company with respect to any tax.

           3.5 OTHER LIABILITIES. Within thirty (30) days after the Closing Date, Seller shall cause that certain Loan Agreement by and among Seller, the Company and other affiliates of Seller and Fleet National Bank ("Fleet"), dated July 23, 1997 (the "Loan Agreement"), and the following related documents of even date therewith (i) the Security Agreement between Fleet and the Company, and (ii) the Conditional Assignment of Trademark between the Company and Fleet, to be amended and terminated, as the context requires, to relieve the Company of liability thereunder. As of the date thirty (30) days following the Closing Date, there shall be no liabilities, liens, or encumbrances that affect the Company or its assets arising under or relating to any agreement entered on the Company's behalf by the Seller.



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                                 ARTICLE III-A

                              COVENANTS OF SELLER

           3A.1. CORPORATE INCOME TAXES FOR 1999. Seller will in its federal and state income tax returns for 1999 report taxable income for the Company for the period of January 1, 1999 through February 28, 1999, and pay any income taxes thereon.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER

           The Buyer represents and warrants to the Company and the Seller as follows:

           4.1 NO VIOLATION. This Agreement has been duly and validly authorized by the Buyer; neither the execution, delivery or performance of this Agreement by the Buyer nor the operation of the Company's business by the Buyer will violate any applicable legal requirement; and the Buyer has the power and authority, and all necessary consents and approvals, to execute and deliver this Agreement and to consummate the Transaction.

           4.2 BROKERS' FEES. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction contemplated by this Agreement for which the Seller could become liable or obligated.

           4.3 INVESTMENT INTENT. The Buyer is not acquiring the Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act of 1933, as amended.

                                   ARTICLE V

                               COVENANTS OF BUYER

           5.1 CONFIDENTIALITY. The Buyer (a) will hold, and cause its lenders, accountants, representatives, agents, consultants and advisors to hold, in strict confidence, all information, other than such information as may be or become (other than as a result of the violation of this Agreement by the Buyer) publicly available, furnished to the Buyer in connection with the Transaction as well as all information concerning the Company contained in any analyses, compilations, studies or other documents prepared by or on behalf of Buyer (collectively, the "Information"); and (b) will not, without the prior written consent of the Sellers, except as required by law, release or disclose any Information to any other person, except to the Buyer's employees, lenders, accountants, representatives, agents, consultants and advisors who need to know the Information in connection with the consummation of the Transaction, who are



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informed by the Buyer of the confidential nature of the Information and who are instructed, and agree, to comply with the terms and conditions of this SECTION 5.1.

           5.2 COOPERATION AND ACCESS TO RECORDS. Following the Closing, the Buyer will, upon reasonable advance notice from Seller, make the Company's books and records available for inspection by Seller, including Seller's accountants, auditors and attorneys, and cooperate with and assist Seller in such inspection, for the purpose of an audit of Seller or for Seller's use in preparing tax returns for the periods through and including the Closing Date or in responding to any audit(s) for such periods by any federal or state tax authority.

           5.3 RETURN OF EQUIPMENT. Within ten (10) days of the Closing Date, the Buyer shall return to Seller at Seller's Charlotte, North Carolina offices those items of equipment listed in EXHIBIT 5.3 hereto.

                                   ARTICLE VI
                                MUTUAL COVENANTS

           6.1 CONSUMMATION OF AGREEMENT. The Seller and the Buyer will each use its best efforts to achieve the fulfillment of all conditions to each party's obligations to closing hereunder so that the Transaction shall be consummated. Except for events that are the subject of specific provisions of this Agreement, if any event should occur that would materially delay or prevent fulfillment of the conditions upon the obligations of any party hereto to consummate the Transaction, that party will notify the other of any such event and the parties will use their respective reasonable, diligent and good faith efforts to cure or minimize the same as expeditiously as possible.

           6.2 SECTION 338(H)(10) ELECTION. The Seller and Buyer shall jointly make an election under Section 338(h)(10) of the Internal Revenue Code, and any applicable analogous provision of any state law, for treatment of the transactions contemplated by this Agreement. A schedule showing the allocation of the purchase price, which has been agreed upon by the parties, and which is based on the preliminary February 28, 1999, balance sheet for the Company, is attached hereto as EXHIBIT 6.2. Within thirty (30) days after the Closing Date the Seller shall prepare and deliver to Buyer a proposed modified purchase price allocation schedule using the final February 28, 1999, balance sheet for the Company, for Buyer's approval, which approval shall not be unreasonably withheld or delayed. This modified schedule shall be adopted by the parties in the preparation of the federal, and, if appropriate, state income tax returns. The parties will do such other things necessary, including, but not limited to, making all necessary filings with tax authorities, to accomplish the purposes of this SECTION 6.2.



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                                  ARTICLE VII

                               CLOSING CONDITIONS

           7.1 CONDITION TO EACH PARTY'S OBLIGATIONS TO EFFECT THE TRANSACTION. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the following conditions:

           (a) No party shall be subject on the Closing Date to any order, decree or injunction of a court of competent jurisdiction that enjoins or prohibits the consummation of this Agreement, nor shall there be pending a suit or proceeding by any governmental authority that seeks injunctive or other relief in connection with the Transaction.

           (b) Any required approvals by governmental authorities of the Transaction, including any approvals required under permit(s) held by Company, shall have been provided; provided, however, the Buyer hereby agrees to use its best efforts to obtain all such required approvals as soon as is reasonably possible (the Seller hereby agreeing to provide any reasonable cooperation that the Buyer may request, provided the Seller is not required to incur any liability or obligation, or substantial expense).

           7.2 CONDITIONS TO THE OBLIGATIONS OF THE SELLER TO EFFECT THE TRANSACTION. The obligations of the Seller to effect the Transaction shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by the Seller:

           (a) All representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects as of such Closing Date as though made as of such date. The Buyer shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.

           (b) All documents required hereunder to have been delivered by the Buyer to the Seller, at or prior to the Closing Date, as well as the Closing Payment, shall have been delivered to the Seller.

           7.3 CONDITIONS TO THE OBLIGATIONS OF BUYER TO EFFECT THE TRANSACTIONS CONTEMPLATED HEREBY. The obligations of the Buyer to effect the transactions contemplated hereby shall be further subject to the fulfillment of the following conditions, any one or more of which may be waived by the Buyer:

           (a) All representations and warranties of the Seller contained in this Agreement shall be true and correct in all material respects as of the Closing Date as though made as of such date. The Seller shall have performed and complied in all material respects with all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing Date.



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           (b)    All documents, if any, required hereunder to have been
delivered by the Seller to the Buyer, at or prior to the Closing Date, as well as the Prepayments, shall have been delivered.

                                  ARTICLE VIII

                                  TERMINATION

         8.1 TERMINATION. The obligations of the parties hereunder may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date:

         (a)      by mutual written consent of the Seller and the Buyer;

         (b) by either the Seller or the Buyer, if there shall be any law or regulation that hereafter becomes effective that makes consummation of this Agreement illegal or otherwise prohibited or if any judgment, injunction, order or decree permanently enjoining the Buyer or the Seller from consummating this Agreement is entered and such judgment, injunction, order or decree shall become final and non-appealable;

         (c) by either the Buyer or the Seller, if the conditions to their respective obligations to effect the Transaction shall not have been fulfilled or waived by the Closing Date and if the party seeking termination is in material compliance with all of its obligations under this Agreement; and

         (d) by either the Buyer or the Seller, if a condition of its obligation to effect the Transaction shall have become incapable of fulfillment (notwithstanding the efforts of the party seeking to terminate as set forth in SECTION 6.1) and shall not have been waived.

         (e) By either the Buyer or the Seller, if there shall be any material misrepresentation or breach of warranty by the other party or any failure by the other party to perform one or more of its other obligations under this Agreement which are performable on or prior to the Closing Date.

         8.2      PROCEDURE AND EFFECT OF TERMINATION OR FAILURE TO CLOSE.

         (a) In the event of a termination contemplated hereby by any party pursuant to SECTION 8.1, prompt written notice thereof shall be given to the other party, and the Transaction shall be abandoned, without further action by the parties hereto. In such event:

                  (i) The Buyer shall return to the Seller all documents and other material received from or on behalf of the Seller or the Company, whether obtained before or after the execution hereof;

                  (ii) All filings, applications and other submissions relating to the Transaction shall, to the extent practicable, be withdrawn from the agency or other person to which made; and



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                  (iii)    None of the parties hereto nor any of their
                           partners, directors, officers, shareholders, employees, agents, or affiliates shall have any further obligation to the other party or any of its partners, directors, officers, shareholders, employees, agents, or affiliates pursuant to this Agreement, except (A) as stated in SECTIONS 5.1 (relating to confidentiality) and 11.1 (expenses) hereof and (B) the Buyer and the Seller shall nevertheless be entitled to seek any remedy to which it or they may be entitled at law or in equity for the material violation or breach by any other party of any agreement, covenant, representation or warranty contained in this Agreement.

                                   ARTICLE IX

                        SELLER'S AGREEMENT TO INDEMNIFY

         9.1      SELLERS' AGREEMENT TO INDEMNIFY.

         (a) INDEMNIFICATION. Subject to the limitations, conditions and provisions set forth herein, the Seller agrees, effective upon the Closing, to indemnify, defend and hold harmless the Buyer, the Company, and its officers, directors, agents, and representatives from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, reasonable attorney's fees, asserted against or incurred by them resulting from a breach of the representation and warranty of the Seller contained in ARTICLE 3 and the convenants contained in ARTICLE 3A of this Agreement (collectively, "Buyer's Damages").

         (b) LIMITATION OF LIABILITY. The Seller's obligation to indemnify Buyer pursuant to this SECTION 9.1 shall be subject to all of the following limitations:

                  (i) The Seller shall be obligated to indemnify the Buyer pursuant to SECTION 9.1(A) only for those Buyer's Damages as to which the Buyer has given the Seller written notice within 48 months after the Closing Date. Any written notice delivered by the Buyer to the Seller pursuant to this Section shall set forth with specificity the basis of the claim for Buyer's Damages and an estimate of the amount thereof.

                  (ii) Notwithstanding anything to the contrary contained in this Agreement, the Seller's total liability to the Buyer arising under this Section or otherwise out of the transactions contemplated herein shall be limited to the amount of the Purchase Price paid as of the date of claim hereunder.

         (c) CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of the Seller under SECTION 9.1 hereof with respect to claims for Buyer's Damages resulting from the assertion of liability by third parties including, without limitation, governmental entities, ("Buyer's



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Claims") shall be subject to the condition that within ten days after receiving notice thereof, the Buyer will give the Seller notice of any Buyer's Claims asserted against or incurred by the Buyer, and the Seller may undertake the defense thereof by counsel of its own choosing and further that Buyer comply, and have complied, in all respects with SECTION 5.2 hereof. The Buyer may, by counsel, participate in such proceedings, negotiations or defense, at its own expense, but the Seller shall retain control over such litigation. In all such cases, the Buyer will give reasonable assistance to the Seller, including making employees available without charge as reasonably requested.

                                   ARTICLE X

                         BUYER'S AGREEMENT TO INDEMNIFY

         10.1     BUYER'S AGREEMENT TO INDEMNIFY.

         (a) INDEMNIFICATION. Subject to the conditions and provisions set forth herein, the Buyer hereby agrees, effective upon the Closing, to indemnify, defend and hold the Seller harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including, without limitation, reasonable attorney's fees, asserted against or incurred by the Seller which (i) results from a breach of any covenant, agreement, representation or warranty of Buyer contained in this Agreement, (ii) arises under or relates to the Lease or (iii) relates to the Company, including, but not limited to, claims by customers or suppliers of the Company (collectively the "Seller's Damages").

         (b) LIMITATION OF LIABILITY. The Buyer's obligation to indemnify the Seller pursuant to this SECTION 10.1 shall be subject to the following limitations:

                  (i) Except with respect to ARTICLE XI below, the Buyer shall be obligated to indemnify the Seller pursuant to SECTION 10.1(A) only for those Seller's Damages as to which the Seller have given the Buyer written notice within 48 months after the Closing Date. Any written notice delivered by the Seller to the Buyer pursuant to this Section shall set forth with specificity the basis of the claim for the Seller's Damages and an estimate of the amount thereof.

         (c) CONDITIONS OF INDEMNIFICATION. The obligations and liabilities of the Buyer under SECTION 10.1(A) hereof with respect to claims for Seller's Damages resulting from the assertion of liability by third parties including, without limitation, governmental entities ("Seller's Claims") shall be subject to the condition that within ten days after receiving notice thereof, the Seller will give the Buyer notice of any Seller's Claims asserted against or incurred by the Seller and the Buyer will undertake the defense thereof by counsel of his own choosing. The Seller may, by counsel, participate in such proceedings, negotiations or defense, at their own expense, but the Buyer shall retain control over such litigation. In all such cases, the Seller shall give reasonable assistance to the Buyer.



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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

         11.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, except as otherwise provided herein, the Buyer will pay all costs and expenses incurred by it in connection with this Agreement and the Transaction, and the Seller will pay all costs and expenses incurred by the Seller in connection with this Agreement and the Transaction.

         11.2 SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by the parties to this Agreement or pursuant hereto shall survive the Closing, but except as otherwise expressly provided herein, all claims made by virtue of such representations, warranties and agreements shall be made under, and subject to the applicable limitations set forth in, ARTICLES IX and X.

         11.3 DEFINITION OF "KNOWLEDGE". For purposes of this Agreement, the term "knowledge," when referring to the Seller's knowledge, shall mean the actual knowledge of the executive officers of the Seller.

         11.4 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the Seller and the Buyer.

         11.5 WAIVER OF COMPLIANCE; CONSENTS. Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, representation, warranty, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section.

         11.6 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):



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         (a)      If to the Seller, to:

                           Broadway & Seymour, Inc.
                           Attn:  General Counsel
                           128 South Tryon Street
                           Charlotte, NC  28202-5050
                           Facsimile:  704-344-3542


                  With copy to:

                           Elite Information Systems, Inc.
                           Attn: President
                           5100 West Goldleaf Circle, Suite 100
                           Los Angeles, CA  90056-1271

         (b)      If to the Buyer, to:

                           TMC, Inc.
                           Attn: Robert Johnson
                           11350 McCormick Road
                           Executive Plaza III #601
                           Hunt Valley, MD  21031
                           Facsimile:  410-584-7736

         11.7 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other party, nor is this Agreement intended to confer upon any other person except the parties hereto any rights or remedies hereunder except as otherwise expressly provided herein. Notwithstanding the foregoing, the Seller may assign its rights and remedies hereunder in connection with any sale or other transfer of assets of the Seller (including a transfer by merger, liquidation or otherwise).

         11.8 GOVERNING LAW; JURISDICTION. This Agreement shall be construed in accordance with the laws of the State of North Carolina without reference to the conflicts of laws provisions thereof. The parties hereby consent to the personal jurisdiction of the state and federal courts of and for the County of Mecklenburg, State of North Carolina, for the adjudication of all matters relating hereto or arising hereunder, and shall accept as due and binding service of legal process there for service by receipted mail directed to the parties' respective offices.

         11.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



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         11.10    INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         11.11 ENTIRE AGREEMENT. This Agreement, including the Exhibits and any Schedules hereto and the documents delivered pursuant to this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof. The Exhibits and any Schedules hereto are an integral part of this Agreement and are incorporated by reference herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to the Transaction.

         IN WITNESS WHEREOF, the Sellers and Buyer have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                                    SELLER


                                    -------------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------


                                    BUYER


                                    -------------------------------------------


                                    By:
                                       ----------------------------------------
                                    Name:
                                         --------------------------------------
                                    Title:
                                          -------------------------------------



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